UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                           WINNEBAGO INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                          [LOGO] WINNEBAGO INDUSTRIES



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 14, 2003









To the Shareholders of
WINNEBAGO INDUSTRIES, INC.



     The Annual Meeting of Shareholders of Winnebago Industries, Inc. will be held on Tuesday, January 14, 2003, at 7:30 p.m., Central Standard Time, at Friendship Hall, Highway 69 South, Forest City, Iowa, for the following purposes:

     1. To elect three Class III directors to hold office for three-year terms; and

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.



     The Board of Directors of the Company has fixed the close of business on November 12, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof.

                       By Order of the Board of Directors

                         /s/  RAYMOND M. BEEBE
                         ---------------------
                              RAYMOND M. BEEBE
                                   SECRETARY

Forest City, Iowa
November 25, 2002


                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                           WINNEBAGO INDUSTRIES, INC.





                              ------------------

                                 PROXY STATEMENT

                              ------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Winnebago Industries, Inc., an Iowa corporation (the "COMPANY"), P.O. Box 152, Forest City, Iowa 50436, of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at Friendship Hall, Highway 69 South, Forest City, Iowa on January 14, 2003, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof. This Proxy Statement was first mailed to shareholders on or about November 25, 2002.

     Only holders of Common Stock of record at the close of business on November 12, 2002, will be entitled to vote at the Annual Meeting of Shareholders. At such date, the Company had outstanding 18,757,263 shares of Common Stock, par value $.50 per share ("COMMON STOCK"). Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon at the meeting. A majority of the outstanding shares of Common Stock will constitute a quorum for the Annual Meeting of Shareholders. Election of each director and approval of any other matters that may properly come before the Annual Meeting require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented by proxy and voted at the meeting. Abstentions and broker non-votes (I.E., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not have any effect on any matters at the Annual Meeting of Shareholders.

     A form of proxy is enclosed for use at the meeting. If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. A person giving the enclosed proxy may revoke it by (i) giving written notice to the Secretary, (ii) subsequently granting a later-dated proxy or (iii) attending the annual meeting and voting in person. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. Unless revoked, the shares represented by validly executed proxies will be voted at the meeting in accordance with the instructions indicated thereon. Withholding authority to vote on a director nominee will in effect count as a vote against the director nominee.

     IF NO INSTRUCTIONS ARE INDICATED ON THE PROXY, IT WILL BE VOTED: (I) FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR NAMED BELOW; AND (II) IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table contains information with respect to the ownership of the Common Stock by each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock.


                                                             SHARES OF COMMON STOCK
NAME AND ADDRESS OF                                          OWNED BENEFICIALLY AT      PERCENT OF
BENEFICIAL OWNER                                               NOVEMBER 12, 2002       COMMON STOCK
---------------------------------------------------------   -----------------------   -------------
Hanson Capital Partners, L.L.C. and
 Luise V. Hanson
 c/o Mr. John V. Hanson
 8880 South Ocean Drive #1110
 Jensen Beach, Florida 34957                                       5,296,306(1)            28.2

Edward C. Johnson III, Abigail P. Johnson and FMR Corp.
 82 Devonshire Street
 Boston, Massachusetts 02109                                       2,695,350(2)            14.4



------------------
(1) Hanson Capital Partners, L.L.C. ("HCP") is a Delaware limited liability company whose members are the Luise V. Hanson Qualified Terminable Interest Property Marital Deduction Trust (the "QTIP TRUST"), which has a 34.9% membership interest in HCP, and the Luise V. Hanson Revocable Trust, dated September 22, 1984 (the "REVOCABLE TRUST"), which has a 65.1% membership interest in HCP. John V. Hanson (a director of the Company), Mary Joan Boman (the wife of Gerald E. Boman, a director of the Company), Paul D. Hanson and Bessemer Trust Company, N.A. act as co-trustees under the QTIP Trust. Mrs. Luise V. Hanson is trustee of the Revocable Trust. By virtue of the Revocable Trust's 65.1% membership interest in HCP and Mrs. Hanson's role as trustee of the Revocable Trust, Mrs. Hanson has (a) sole voting power with respect to the 5,296,306 shares owned of record by HCP and (b) dispositive power with respect to the 5,296,306 shares owned of record by HCP, except that disposition of all or substantially all of those shares requires the unanimous approval of all members of HCP. As a result of the foregoing, Mrs. Hanson is deemed a beneficial owner of the 5,296,306 shares and consequently a controlling person of the Company. Mrs. Hanson is the mother of John V. Hanson, Mary Joan Boman and Paul D. Hanson and the mother-in-law of Gerald E. Boman.

(2) The number of shares owned as of February 14, 2002 according to a statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. Mr. Johnson serves as Chairman and Abigail P. Johnson is a Director of FMR Corp. Mr. Johnson owns 12.0% and Abigail P. Johnson owns 24.5% of the outstanding voting stock of FMR Corp. Members of the Edward C. Johnson III family own shares of common stock representing approximately 49% of the voting power of FMR Corp. Mr. Johnson and members of his family may be deemed to form a controlling group with respect to the common voting stock of FMR Corp.

   Of these 2,695,350 shares of Common Stock:

   o 3,281,420 are owned by Fidelity Management & Research Company, an investment advisor and a wholly owned subsidiary of FMR Corp. Edward J. Johnson, III, and FMR Corp. through its control of Fidelity Management & Research Company each has sole power to dispose of these shares.

   o 308,730 are owned by Fidelity Management Trust Company, a bank and a wholly owned subsidiary of FMR Corp. Mr. Johnson and FMR Corp. through its control of Fidelity Management Trust Company each has sole power to dispose of these shares and sole power to vote or direct the vote of these shares.

   o 105,200 are owned by Fidelity International Limited, an investment advisor, which has the sole power to vote and dispose of these shares. A partnership controlled by Mr. Johnson and members of his family owns shares of Fidelity International Limited voting stock with the right to cast 39.9% of the total votes which may be cast by all holders of Fidelity International Limited voting stock.

   No one client owns more than 5% of such shares.

   The information contained in this footnote has been derived from information contained in the Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission referred to above.

     The following table contains information with respect to the ownership of Common Stock by (i) each director, (ii) each nominee for election as a director, (iii) each executive officer listed in the Summary Compensation Table and (iv) the group named below.


                                                         SHARES OF COMMON STOCK
                                                         OWNED BENEFICIALLY AT      PERCENT OF
NAME                                                      NOVEMBER 12, 2002(1)     COMMON STOCK
-----------------------------------------------------   -----------------------   -------------
     Edwin F. Barker                                             38,071(4)             (3)
     Raymond M. Beebe                                            38,071(4)             (3)
     Gerald E. Boman                                            152,922(2)(4)          (3)
     Jerry N. Currie                                             18,000(4)             (3)
     Joseph W. England                                           14,089(4)(5)          (3)
     John V. Hanson                                              18,130(2)(4)          (3)
     Bruce D. Hertzke                                           159,980(4)             (3)
     James P. Jaskoviak                                          28,739(4)             (3)
     Gerald C. Kitch                                             27,843(4)(5)          (3)
     Robert J. Olson                                             35,322(4)             (3)
     Richard C. Scott                                            16,651(4)(5)          (3)
     Frederick M. Zimmerman                                      12,330(4)(5)          (3)
     Directors and officers as a group (16 persons)             608,894(4)(5)          3.2


------------------
(1) Includes shares held jointly with or by spouse and shares held as custodian, beneficial ownership of which is disclaimed.

(2) See Note (1) to the preceding table.

(3) Less than one percent.

(4) Includes 23,667, 23,667, 18,000, 13,000, 12,000, 18,000, 102,335, 17,001,
    18,000, 14,666, 8,000, 7,000 and 298,335 shares, respectively, which
    Messrs. Barker, Beebe, Boman, Currie, England, Hanson, Hertzke, Jaskoviak, Kitch, Olson, Scott, Zimmerman and the directors and officers as a group have the right to acquire within 60 days of November 12, 2002, through the exercise of stock options.

(5) Includes 2,089, 8,843, 8,651 and 4,080 Winnebago Stock Units, respectively, held by Messrs. England, Kitch, Scott and Zimmerman, respectively, under the Company's Directors' Deferred Compensation Plan as of November 1,
    2002. The Winnebago Stock Units are payable in an equal number of shares of Common Stock upon the respective directors' termination of service as a director, or January 1, 2008 in the case of Mr. England.


                                     ITEM 1

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes with staggered terms, each consisting of approximately one-third of the total number of the members of the Board of Directors. Directors are elected for a term of three years. At the Annual Meeting of Shareholders, the term of office of the Class III directors will expire, and three persons will be nominated to serve in that class until the Company's Annual Meeting of Shareholders in 2006 or until their respective successors are elected. The terms of office of the Class I and Class II directors will expire at the Company's Annual Meetings of Shareholders in 2004 and 2005, respectively.

     Discretionary authority is solicited to vote for the election of a substitute for any of said nominees who, for any reason currently unknown, cannot be a candidate for election. THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES FOR CLASS III DIRECTORS NAMED BELOW IF NO DIRECTION IS MADE OTHERWISE.

                                               PRINCIPAL OCCUPATION                      YEAR FIRST
NAME (AGE)(1)                              AND OTHER DIRECTORSHIPS HELD               BECAME A DIRECTOR
-----------------------------   --------------------------------------------------   ------------------
CLASS III -- NOMINEES FOR DIRECTORS TO BE ELECTED TO SERVE UNTIL THE 2006 ANNUAL MEETING

John V. Hanson (60)             Retired; former Deputy Chairman of the Board               1996(2)
                                of Directors of Winnebago Industries, Inc.

Bruce D. Hertzke (51)           Chairman of the Board, Chief Executive Officer             1997
                                and President, Winnebago Industries, Inc.
                                Mr. Hertzke is a director of MTS Systems Corp.

Gerald C. Kitch (64)            Retired; former Executive Vice President,                  1996
                                Pentair, Inc., diversified manufacturer of tools,
                                equipment and ammunition

CLASS I -- DIRECTORS WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING

Joseph W. England (62)          Retired; former Senior Vice President of Deere             2001
                                & Company (a mobile power equipment
                                manufacturer). Mr. England is a director of
                                First Midwest Bancorp, Inc.

Richard C. Scott (68)           Vice President of University Development at                1997
                                Baylor University, Waco, Texas. Mr. Scott is a
                                director of Citizens, Inc.

CLASS II -- DIRECTORS WHOSE TERMS EXPIRE AT THE 2005 ANNUAL MEETING

Gerald E. Boman (67)            Retired; former Senior Vice President,                     1962
                                Winnebago Industries, Inc.

Jerry N. Currie (57)            President & Chief Executive Officer of both                1996
                                CURRIES Company, manufacturer of steel
                                doors and frames for nonresidential construction
                                and GRAHAM Manufacturing, manufacturer of
                                wood doors for nonresidential construction

Frederick M. Zimmerman (66)     Professor of Engineering and Technology                    1992
                                Management at The University of St. Thomas,
                                St. Paul, Minnesota


------------------

(1) Reference is made to "Voting Securities and Principal Holders Thereof."

(2) Also served as a director from 1967 to 1979 and from 1985 to 1989.

     All of the foregoing have been employed in their principal occupation or other responsible positions with the same organization for at least the last five years or are currently retired after having served in responsible positions with the organization indicated.

     John V. Hanson and Gerald E. Boman are brothers-in-law.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board has established Audit, Human Resources and Nominating Committees to assist it in the discharge of its responsibilities. The principal responsibilities of each of these committees are described below.

     The members of the Audit Committee are Messrs. England, Currie and Zimmerman, all of whom are independent directors under criteria established by the Securities and Exchange Commission and the New York Stock Exchange. Each year, the committee recommends to the Board the appointment of independent public accountants to examine the books of the Company. It reviews with represen tatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the books, results of those audits, their fees and any problems identified by and recommendations of the independent public accountants regarding internal controls.

The committee is also prepared to meet privately at any time at the request of the independent public accountants or members of management to review any special situation arising on any of the above subjects. Reference is made to the "Report of the Audit Committee." The committee met four times in fiscal 2002.

     The Human Resources Committee, consisting of Messrs. Kitch, Scott and Zimmerman, met four times in fiscal 2002. This committee makes recommendations to the Board of Directors as to the salary of the Chief Executive Officer (CEO) and sets the salaries and bonus payments, if any, of all other employee-directors and elected officers. It also has responsibility for administration of the Company's Incentive Compensation Plan and certain other employee incentive plans. The committee met four times in fiscal 2002.

     The members of the Nominating Committee are Messrs. Hanson, Hertzke and Kitch. This committee recommended to the Board the director-nominees proposed in this Proxy Statement for election by the shareholders. It reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. See "2004 SHAREHOLDER PROPOSALS" for a summary of the procedures that shareholders must follow. The committee met once in fiscal 2002.

     The Board of Directors of the Company held seven meetings during fiscal 2002. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting. During fiscal 2002, all of the directors attended more than 75 percent of the aggregate of Board of Directors' meetings and meetings of committees of the Board on which they served, except for meetings where the only matters considered were matters which the directors had a conflict.

     Employee directors receive no additional compensation for serving on the Board or its Committees. Non-employee directors receive a retainer of $1,666 per month and a $750 per day attendance fee for Board and Committee meetings. Committee Chairmen receive a $1,000 per day attendance fee. In addition, each Outside Director under the 1997 Stock Option Plan (as those terms are defined below) annually receives options for 2,000 shares. Directors are also reimbursed for customary and usual travel expenses.

     Effective April 1, 1997, the Board of Directors adopted the Winnebago Industries, Inc. Directors' Deferred Compensation Plan (the "DIRECTORS' DEFERRED COMPENSATION PLAN"). The purpose of the Directors' Deferred Compensation Plan is to enable non-employee directors (the "PARTICIPANTS") to receive their fees and retainers as members of the Board of Directors and Committees of the Board (the "DEFERRED COMPENSATION") in a form other than as direct payments. A Participant may elect to apply 100% of his or her Deferred Compensation to either but not both of the following forms: "Money Credits" or "Winnebago Stock Units." Money Credits are units credited in the form of dollars in accordance with the Participant's election to such Participant's account established by the Company. The Money Credits accrue interest from the credit date. The interest rate to be applied to the Participant's Money Credits is the 30 year Treasury bond yield as of the first business day of the plan year. The Board of Directors may from time to time prescribe additional methods for the accrual of interest on Money Credits with respect to Deferred Compensation. "Winnebago Stock Units" are units credited in the form of Common Stock of the Company in accordance with the Participant's election to such Participant's account established by the Company. The Common Stock utilized for purposes of the Directors' Deferred Compensation Plan will be treasury shares of the Company. Winnebago Stock Units will be recorded in such Participant's account on the basis of the mean between the high and the low prices of the Common Stock of the Company on the date upon which the account is to be credited, as officially reported by the New York Stock Exchange. Any Participant investing Deferred Compensation in Winnebago Stock Units will receive a matching contribution from the Company equal to 25% of the Deferred Compensation so invested.

     A Participant's Winnebago Stock Unit account will vest at the rate of 33-1/3% for each of the first three complete 12 month periods of service as a Director following the time such Winnebago Stock Units are credited to the Director's Winnebago Stock Unit Account. Notwithstanding the above, the

Participant's Winnebago Stock Unit account will become fully vested upon his or her attainment of age 69-1/2 while serving as a Director. In the event that a Participant terminates his or her service as a Director, any unvested Winnebago Stock Units will be forfeited by the Director and applied to future Company matching contributions. The Winnebago Stock Units credited to Participant's accounts are included in the Common Stock ownership table under "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF."

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then if the Directors' Deferred Compensation Plan administrator determines, in its sole discretion, that such change equitably requires an adjustment in the number of Winnebago Stock Units then held in the Participant's Winnebago Stock Unit account, such adjustments will be made by the Directors' Deferred Compensation Plan administrator and will be conclusive and binding for all purposes of said plan.

     In the event of a "change in the control of the Company," as defined in the Directors' Deferred Compensation Plan, the Participant will receive a lump sum distribution of his or her accounts within 30 days following his or her termination of service as a Director after such change in control. Notwithstanding the above, in no event will a Participant's receipt of a distribution of Winnebago Stock Units from his or her accounts precede the six-month anniversary of his or her election to convert Deferred Compensation into Winnebago Stock Units.

     The Winnebago Industries, Inc. 1997 Stock Option Plan (the "1997 STOCK OPTION PLAN") provides that directors who do not hold a position of employment with the Company or a subsidiary (the "Outside Directors") shall receive nonqualified stock options and may not be granted incentive stock options. The exercise price per share of options granted to Outside Directors shall be the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on the date of grant. Except for vesting upon the occurrence of certain events which result in a change in control, unless otherwise set forth in an agreement granting options under the 1997 Stock Option Plan, no option is exercisable for six months after the date such option is granted. Thereafter, nonqualified stock options are exercisable for a period of not to exceed ten years from the date each such option is granted. Each Outside Director of the Company on the effective date of the 1997 Stock Option Plan who was not granted an option to purchase 10,000 shares under the Winnebago Industries, Inc. Stock Option Plan for Outside Directors was automatically granted nonqualified options to purchase 10,000 shares. Each Outside Director who, after the effective date of the 1997 Stock Option Plan is elected or appointed to the Board of Directors for the first time will, at the time such Director is so elected or appointed and duly qualified, be granted automatically a nonqualified stock option to purchase 10,000 shares at a per share price equal to the fair market value of a share on the date of grant.

                             EXECUTIVE COMPENSATION

     The following table contains certain information with respect to compensation for services in all capacities paid by the Company and its subsidiaries for the past three fiscal years, to or on behalf of (i) the Chief Executive Officer of the Company at August 31, 2002, and (ii) each of the four other most highly compensated executive officers of the Company serving at August 31, 2002.



                           SUMMARY COMPENSATION TABLE


                                        ANNUAL COMPENSATION(1)           LONG TERM COMPENSATION
                                       ------------------------- ---------------------------------------
                                                                          AWARDS              PAYOUTS
                                                                 ------------------------ --------------
                                                                  RESTRICTED
                                                                    STOCK                                  ALL OTHER
                               FISCAL                               AWARDS                 LTIP PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)(2)     ($)(3)    OPTIONS(4)      ($)(5)         ($)(6)
----------------------------- -------- ----------- ------------- ----------- ------------ -------------- -------------
 Bruce D. Hertzke              2002     441,755       910,121      100,000      30,000        165,060          862
  Chairman, Chief Executive    2001     399,039       256,836      228,418      50,000        265,033        1,121
  Officer and President        2000     332,693       454,099      327,050      27,000             --          993

 Edwin F. Barker               2002     207,885       293,703           --       6,000         84,906        1,579
  Vice President and           2001     193,077        85,220       42,609      10,000        145,760        1,427
  Chief Financial Officer      2000     174,808       163,620       81,810       6,000             --        1,284

 Raymond M. Beebe              2002     207,885       293,703           --       6,000         84,906        2,428
  Vice President, General      2001     193,077        85,220       42,609      10,000        145,760        2,132
  Counsel and Secretary        2000     174,808       163,620       81,810       6,000             --        1,887

 James P. Jaskoviak            2002     207,885       293,703           --       6,000         84,906          475
  Vice President, Sales        2001     193,077        85,220       42,609      10,000        145,760          616
  and Marketing                2000     174,808       163,620       81,810       6,000             --          530

 Robert J. Olson               2002     207,885       293,703           --       6,000         84,906          467
  Vice President,              2001     193,077        85,220       42,609      10,000        145,760          424
  Manufacturing                2000     174,808       163,620       81,810       6,000             --          383


------------------
(1) No executive officer received personal benefits in excess of the lesser of 10% of cash compensation or $50,000.

(2) The bonus amounts include bonuses paid pursuant to the Company's Officers Incentive Compensation Plan as well as bonuses paid in the discretion of the Board of Directors, all as described under the caption "Report of the Human Resources Committee on Executive Compensation."

(3) Awards consisted of restricted Common Stock and are valued at the aggregate market value of the Common Stock as of the respective determination dates. The awards in fiscal 2000 and fiscal 2001 were made pursuant to the Officers Incentive Compensation Plan, except that the awards to Mr.
    Hertzke also included stock awards made in the discretion of the Board of Directors. All awards of the restricted Common Stock vested immediately.

(4) The numbers in the table above represent options for the purchase of shares of the Company's Common Stock granted to the named persons under the Company's 1997 Stock Option Plan.

(5) Awards consisted of restricted Common Stock and are valued at the aggregate market value of the Common Stock as of the respective determination dates. The awards in fiscal 2002 were made pursuant to the Officers' Long-Term Incentive Plan, fiscal three-year period 2000, 2001 and 2002 and the awards in the fiscal 2001 were made pursuant to the Officers' Long-Term Incentive Plan, fiscal three-year period 1999, 2000 and 2001.

(6) Amounts of All Other Compensation are the portions of the premiums paid by the Company pursuant to the Company's Executive Split-Dollar Life Insurance Plan which constitute the economic benefit to the named executive officers. The Plan provides for preretirement death benefits for the named executives and certain other executive officers and annual or lump sum payment upon retirement at age 65.

                      STOCK OPTIONS GRANTED IN FISCAL 2002

     The following table provides information on options to purchase shares of the Company's Common Stock granted in fiscal 2002 to the executive officers named in the Summary Compensation Table.



                                                                                           POTENTIAL
                                                INDIVIDUAL GRANTS                       REALIZABLE VALUE
                            ---------------------------------------------------------  AT ASSUMED ANNUAL
                                              PERCENT OF                                  RATES OF STOCK
                                             TOTAL OPTIONS                              PRICE APPRECIATION
                                              GRANTED TO      EXERCISE                   FOR OPTION TERM
                                OPTIONS      EMPLOYEES IN     PRICE PER    EXPIRATION ---------------------
NAME                            GRANTED       FISCAL 2002     SHARE ($)       DATE      5% ($)    10% ($)
--------------------------- --------------- -------------- -------------- ----------- --------- ----------
Bruce D. Hertzke ..........   30,000(1)       16.2(2)        21.62(3)      10/2/2011   407,910  1,033,710
Edwin F. Barker ...........    6,000(1)        3.2(2)        21.62(3)      10/2/2011    81,582    206,742
Raymond M. Beebe ..........    6,000(1)        3.2(2)        21.62(3)      10/2/2011    81,582    206,742
James P. Jaskoviak ........    6,000(1)        3.2(2)        21.62(3)      10/2/2011    81,582    206,742
Robert J. Olson ...........    6,000(1)        3.2(2)        21.62(3)      10/2/2011    81,582    206,742

------------------
(1) Stock options granted on October 2, 2001, under the Company's 1997 Stock Option Plan. One-third of the options became exercisable on October 2, 2002, an additional one-third become exercisable on October 2, 2003, and the final one-third on October 2, 2004.

(2) Based on total grants during fiscal 2002 of 184,800 shares.

(3) The exercise price per share represents the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on October 2, 2001.



                      AGGREGATED OPTION SHARES EXERCISED IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to the stock options exercised during fiscal 2002 and the number and value of unexercised options at August 31, 2002, by the named executive officers.



                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED,
                               NUMBER OF                        OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                 SHARES                         AUGUST 31, 2002              AUGUST 31, 2002(2)
                              ACQUIRED ON      VALUE     ----------------------------- -----------------------------
NAME                            EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------- ------------- ------------- ------------- --------------- ------------- --------------
Bruce D. Hertzke ...........     23,843       $874,144      102,335        36,667       $2,534,302      $760,617
Edwin F. Barker ............     26,999        872,954       23,667         7,334          577,245       152,138
Raymond M. Beebe ...........     26,999        914,898       23,667         7,334          577,245       152,138
James P. Jaskoviak .........      7,333        251,309       17,001         7,334          390,580       152,138
Robert J. Olson ............     18,000        589,555       14,666         7,334          322,947       152,138

------------------
(1) The value realized is the difference between the market price of the Company's Common Stock on the date such options were exercised and the exercise price.

(2) Represents the amount by which $38.19 (the closing price of the Company's Common Stock on August 30, 2002 (August 31, 2002 being a non-business day)) exceeded the exercise prices of unexercised options. There is no guarantee that, if and when these options are exercised, they will have this value.


LONG-TERM INCENTIVE PLAN--AWARDS IN FISCAL 2002

     The following table provides information concerning the participation of the named executive officers in a long-term compensation plan called the Officers' Long-Term Incentive Plan, fiscal three-year period 2002, 2003 and 2004. Under this plan, they were awarded the right to earn shares of the Company's Common Stock payable in fiscal 2005 based upon the achievement of long-term performance results as measured at the end of the three year fiscal period. Actual payouts of restricted shares of the Company's Common Stock, if any, will be determined based upon the financial performance of the Company as established by a three-year plan approved by the Human Resources Committee, as administrator of this Plan. Under the Plan, the financial performance measurements are earnings per share and return on equity of the Company for the three-year period. Reference is made to the description of the plan under the caption "Report of the Human Resources Committee on Executive Compensation" on page 9.


                                              PERFORMANCE PERIOD            ESTIMATED FUTURE PAYOUTS UNDER
                                               (OR OTHER PERIOD             NON-STOCK PRICE-BASED PLANS(3)
                                NUMBER OF      UNTIL MATURATION    ------------------------------------------------
NAME                            SHARES(1)       OF PAYMENT)(2)      THRESHOLD (%)     TARGET (%)     MAXIMUM (%)
----------------------------   -----------   -------------------   ---------------   ------------   ------------
Bruce D. Hertzke ...........       --         Fiscal 2002-2004            1.6            25              37.5
Edwin F. Barker ............       --         Fiscal 2002-2004            1.6            25              37.5
Raymond M. Beebe ...........       --         Fiscal 2002-2004            1.6            25              37.5
James P. Jaskoviak .........       --         Fiscal 2002-2004            1.6            25              37.5
Robert J. Olson ............       --         Fiscal 2002-2004            1.6            25              37.5

------------------
(1) The actual number of restricted shares, if any, of the Company's Common Stock that will be paid out after the conclusion of the three-year period cannot be determined because the shares earned by the named executive officers will be based on the Company's future performance. The award will be a percentage of the officer's annualized base salary as of January 2002.

(2) Payouts will be made in restricted shares of the Company's Common Stock in fiscal 2005 depending on the level of attainment of the Plan approved by the Human Resources Committee for achievement of return on equity and earnings per share for the three-year period.

(3) Shown in these columns are the percentages of the named executive officers' annualized base salary as of January 2002 that would be payable under the Plan if the Company precisely attained the threshold, target or maximum achievement of financial objectives of earnings per share and return on equity. If actual Company performance falls below a certain level, no payments are made.


PENSION PLANS

     The Company does not provide pension benefits for its employees, including executive officers.


REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Human Resources Committee of the Board is the compensation committee of the Company. This Committee reviews and approves compensation plans for all corporate officers, including salaries, profit sharing awards and stock option grants.

     In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while furthering the Company's strategic goals. In doing so, the compensation programs reflect the following goals:

       o Align the interests of management with those of shareholders;

       o Provide fair and competitive compensation;

       o Integrate compensation with the Company's business plans;

       o Reward both business and individual performance; and

       o Attract and retain key executives critical to the success of the Company.

     The Company's executive compensation is primarily based on three components, each of which is intended to help achieve the overall compensation philosophy; these are base salary, quarterly incentive awards and long-term incentives.

     Base salary levels for the Company's executive officers are set by the Committee and approved by the Board of Directors. In determining base salary levels and annual salary adjustments for executive officers, including the Chief Executive Officer (CEO), the Committee considers market compensation levels of similarly sized manufacturing companies as well as individual performance and contributions.

     The base salary of Mr. Hertzke as the CEO was $425,000 for the period from the beginning of fiscal 2002 until January 1, 2002 and $437,750 thereafter and in fiscal 2001 was $350,000 for the period from the beginning of fiscal 2001 until January 1, 2001 and $425,000 thereafter. The CEO participates in the quarterly incentive award program for officers and other key management personnel described below. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the CEO's compensation.

     The Company's officers including the CEO are eligible for quarterly incentive awards under the Company's Officers Incentive Compensation Plan for the Fiscal Period 2001-2002 (the "INCENTIVE COMPENSATION PLAN"). Under the Incentive Compensation Plan, the incentive awards are based upon financial performance of the Company, as established by the Board of Directors. The Compensation Plan is an annual program that provides for quarterly cumulative measurements of financial performance and an opportunity for quarterly incentive payments based on financial results measured against the management plan adopted by the Board of Directors (the "MANAGEMENT PLAN").

     The financial performance measurements for the Incentive Compensation Plan are earnings per share (EPS) and return on equity (ROE) of the Company. The Board of Directors believes that these financial performance measurements provide an appropriate balance between quantity and quality of earnings. Stockholders' equity at the start of the Company's fiscal year is used as the base figure for the calculation of ROE. The Committee believes that the Incentive Compensation Plan provides an excellent link between the value created for shareholders and incentives paid to participants.

     Under the Incentive Compensation Plan, the amount of the participants' incentive compensation for the quarter shall be in direct proportion to the Company's financial performance expressed as a percentage (Financial Factor) against the base salary bonus (Target) for each participant as determined by the Board of Directors prior to the commencement of the fiscal year.

     The Incentive Compensation Plan provides for a bonus (Target) of 60% of base salary, comprised of (2/3) cash and (1/3) stock at 100% achievement of the financial objectives of EPS and ROE for participating officers, except the CEO. The Incentive Compensation Plan provides for a bonus (Target) of 87.5% of base salary, comprised of (2/3) cash and (1/3) stock at 100% achievement of the financial objectives of EPS and ROE for the CEO.

     The Committee reserves the right to modify the Financial Factor used in determining the incentive compensation by plus or minus 20% based upon strategic organizational priorities. Strategic performance is measured only at the end of the fiscal year. Strategic measurements may focus on one or more of the following strategic factors, but are not limited to those stated.

        o Revenue Growth              o Customer Satisfaction
        o Market Share                o Inventory Management
        o Product Quality             o Technical Innovation
        o Product Introductions       o Ethical Business Practices

     Under the Incentive Compensation Plan, 50% of the total cash incentives earned for the year are matched annually and paid in restricted stock to encourage stock ownership and promote the long-term growth and profitability of the Company. The Incentive Compensation Plan was amended to provide that participants in the Plan shall elect whether to receive the Company match in the form of cash or restricted Company stock.

     In the event of a "Change in Control" (as defined in the Incentive Compensation Plan) participants are entitled to receive awards (including the annual stock match payment) within 15 days of the Effective Date (as defined in the Incentive Compensation Plan) based on the Committee's estimate of the Company's financial performance through the end of the fiscal year in which such Change in Control occurs.

     Financial performance of less than 80% of the Management Plan for both EPS and ROE results in no bonus and the maximum bonus will be paid at attainment of 125% of the Management Plan for both elements.

     As provided by the Incentive Compensation Plan, the Committee has the discretion and authority to make any and all determinations necessary or advisable for administration of the Incentive Compensation Plan.

     Mr. Hertzke received $910,121 in cash in fiscal 2002 and $256,836 in cash and $128,418 in restricted Common Stock in fiscal 2001 pursuant to the Incentive Compensation Plan. In addition, Mr. Hertzke was awarded discretionary bonuses of $100,000 in fiscal 2002 and $100,000 in fiscal 2001 in restricted Common Stock based on the Committee's positive assessment of his performance and contributions as CEO.

     The Company's officers (including the CEO) are eligible for annual incentive awards under the Company's Officers Long-Term Incentive Plan (the "LONG-TERM INCENTIVE PLAN"). The purpose of the Long-Term Incentive Plan is to promote the long-term growth and profitability of the Company and to attract and retain officers by providing the officers of the Company an opportunity for an incentive award consisting of stock grants made in restricted shares of the Company's Common Stock based on the achievement of long-term performance results as measured at the end of a three year fiscal period.

     The awards under the Long-Term Incentive Plan are based upon the Company's financial performance as measured against the three year management plan approved by the Board of Directors. The financial performance measurements for the Long-Term Incentive Plan are EPS and ROE of the Company. Stockholders' equity at the start of the Company's first fiscal year of the applicable plan period is used as the base figure for the calculation of ROE.

     Under the Long-Term Incentive Plan, the amount of the participants' long-term incentive award for the three year fiscal period is in direct proportion to the Company's financial performance expressed as a percentage (Financial Factor) against award targets for each participant determined by the Board of Directors prior to the commencement of the three fiscal year period. The Company's financial results for the three fiscal year period are used in determining the Financial Factor to be used for that plan period when calculating the participants long-term incentive awards.

     The long-term incentive for the officers provides for an opportunity of 25% of the annualized base salary (Target) to be awarded in restricted stock at 100% achievement of the financial long-term objectives of EPS and ROE. The annualized base salary figure used is the salary in place for each participant as of January 2002. The stock target opportunity is established by dividing the base salary target by the mean stock price as of the first business day of the three fiscal year period. The resultant stock unit share opportunity (at 100% of the three fiscal year management plan) will be adjusted up or down as determined by actual financial performance expressed as a percentage (Financial Factor) at the end of the three fiscal year period.

     In the event of a "Change in Control" (as defined in the Long-Term Incentive Plan) participants are entitled to receive awards within 15 days of the Effective Date (as defined in the Long-Term Incentive Plan) based on the Committee's estimate of the Company's financial performance through the end of the Long-Term Incentive Plan three fiscal year period in which such Change in Control occurs.

     A participant must be employed by the Company at the end of the three fiscal year period to be eligible for any long-term incentive award except as waived by the Committee for normal retirement and disability.

     Mr. Hertzke received $165,060 for fiscal 2002 and $265,033 for fiscal 2001 in restricted Common Stock pursuant to the Long-Term Incentive Plan for the three-year fiscal periods ended August 31, 2002 and August 25, 2001, respectively.

     Other long-term incentives, provided through grants of stock options to the named executives and others, are intended to retain and motivate executives to seek to improve long-term stock market performance. Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. No option is exercisable until six months after the date such option is granted. Thereafter, options are exercisable during the period thereof at such time or times and in such amount or amounts as determined by the Committee. No option may be exercised more than ten years from the date of its grant. Executives must be employed by the Company at the time of vesting in order to exercise options. The Committee awarded Mr. Hertzke stock options for 30,000 shares of the Company's Common Stock in fiscal 2002 and stock options for 50,000 shares of the Company's Common Stock in fiscal 2001 under the 1997 Stock Option Plan.

     Since all options are granted at the then-current market price, the value of an option bears a direct relationship to the Company's stock price and is an effective incentive for executives to create value for shareholders. The Committee, therefore, views stock options as an important component of its long-term performance-based compensation philosophy, but does not believe that granting options every year is necessary to achieve such goals.

     No member of the Human Resources Committee is a current or former officer or employee of the Company or any of its subsidiaries.

          Gerald C. Kitch   Richard C. Scott   Frederick M. Zimmerman

                   Members of the Human Resources Committee
                            of the Board of Directors

                                PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total shareholder return (including reinvestment of dividends) of the Company with the cumulative total return on the Standard & Poor's 500 Index and a peer group(1) of companies over the period indicated. It is assumed in the graph that $100 was invested in the Company's Common Stock, in the stock of the companies in the Standard & Poor's 500 Index and in the stocks of the peer group companies on August 29, 1997 and that all dividends received within a quarter were reinvested in that quarter. In accordance with the guidelines of the SEC, the shareholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each annual measurement date set forth in the graph.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

                                    [GRAPH]

COMPANY NAME/INDEX                        8/29/97       8/28/98       8/27/99       8/26/00       8/25/01       8/30/02
-------------------------------------   -----------   -----------   -----------   -----------   -----------   -----------
 Winnebago Industries, Inc. .........       100.00        135.70        298.37        160.46        355.37        486.83
 S&P 500 Index ......................       100.00        108.09        151.14        175.81        132.93        108.84
 Peer Group(1) ......................       100.00        116.32        112.76         75.07         95.57        100.58

   (1) The peer group companies, consisting of Coachmen Industries, Inc., Fleetwood Enterprises, Inc., Monaco Coach Corporation, National R.V. Holdings, Inc. and Thor Industries, Inc. were selected by the Company on the basis of the similarity of their business to that of the Company.

                          REPORT OF THE AUDIT COMMITTEE

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE AUDIT COMMITTEE CHARTER ATTACHED HERETO AS APPENDIX A SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2002 (the "AUDITED FINANCIAL STATEMENTS") with Winnebago Industries, Inc.'s management.

     2. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as in effect on the date of this Proxy Statement.

     3. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as in effect on the date of this Proxy Statement, and has discussed with Deloitte & Touche LLP its independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of Winnebago Industries, Inc., and the Board has approved, that the Audited Financial Statements be included in Winnebago Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended August 31, 2002, for filing with the Securities and Exchange Commission.

     A copy of the Audit Committee Charter, as last updated as of November 22, 2002, is attached to this Proxy Statement as Appendix A.

                                        THE AUDIT COMMITTEE:

                                        Joseph W. England (Chair)

                                        Jerry N. Currie

                                        Frederick M. Zimmerman


                            AUDIT AND NON-AUDIT FEES

     For the fiscal year ended August 31, 2002, fees for services provided by Deloitte & Touche LLP were as follows:

     A. Audit Fees                                                      $185,300

     B. Financial Information Systems Design and Implementation Fees    $    -0-

     C. All Other Fees: Tax, Actuarial and Benefit Services             $185,900

     The Audit Committee considered whether the provision of tax, actuarial and benefit services by Deloitte & Touche LLP, to Winnebago is compatible with maintaining the independence of Deloitte & Touche and concluded that the independence of Deloitte & Touche is not compromised by the provision of such services.


                         CHANGE IN CONTROL ARRANGEMENTS

     During fiscal 2001, the Board of Directors approved Executive Change of Control Agreements (the "AGREEMENTS") for each of the named executive officers in the "Summary Compensation Table" as well as certain other executive officers. The purpose of the Agreements is to reinforce and encourage such executives to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change of control of the Company. These Agreements provide that in the event of a

"Change of Control" of the Company, as that term is defined in the Agreements and summarized below, each such executive (PROVIDED such Change of Control occurs when the executive is in the employ of the Company) would receive, in the event he ceases to be employed by the Company within three years following a Change of Control of the Company (for a reason other than death, disability, willful misconduct, normal retirement or under certain circumstances a voluntary termination of employment by the executive), a lump sum equal to three times the average of the aggregate annual compensation paid to the executive during the three fiscal years preceding the Change of Control.

     In addition, under the Agreements, if an executive's employment is terminated (other than as described above) within three years following a Change of Control (PROVIDED the Change of Control occurs when the executive is in the employ of the Company) the executive would be entitled to (i) life, dental, vision, long term disability and health insurance benefits for three years following such "Change of Control" (PROVIDED that in the case of the dental, vision and health insurance benefits, such benefits shall be extended to the time the executive reaches age 65), (ii) transfer of title to the company car, if any, then utilized by such executive to such executive, (iii) continued coverage, at the Company's expense, in the Executive Split Dollar Life Insurance Program, under certain circumstances until the later of the time the executive reaches age 55 or three years following the executive's termination, (iv) immediate vesting under the Company's Deferred Compensation and Deferred Bonus Plans and immediate vesting of all stock options and rights,
(v) purchase by the Company, at the option of the executive, of any restricted stock then owned by the executive at the fair market value thereof and (vi) a cash payment of the amount necessary to ensure that the payments or value of the benefits listed in this paragraph and the immediately preceding paragraph are not subject to net reduction due to the imposition of federal excise taxes.


     Under the Agreements, a "Change of Control" occurs when (i) any person or other entity (except for the Company and certain Hanson family members or certain related persons or entities to the Company or such Hanson family members) acquires 20% or more of the outstanding stock of the Company or (ii) individuals who shall qualify as Continuing Directors (as defined below) shall have ceased for any reason to constitute at least a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that in the case of either clause
(i) or (ii) a Change of Control shall not be deemed to have occurred if the event shall have been approved prior to the occurrence thereof by a majority of the Continuing Directors who shall then be members of such Board of Directors. "CONTINUING DIRECTOR" means (i) any member of the Company's Board of Directors, while such person is a member of the Board, who is not an affiliate or associate of any person or group described in clause (i) of the preceding sentence (an "ACQUIRING PERSON") or of any such acquiring person's affiliate or associate and was a member of the Board prior to the time when such acquiring person shall have become an acquiring person, and (ii) any successor of a Continuing Director, while such successor is a member of the Board, who is not an acquiring person or any affiliate or associate of any acquiring person or a representative or nominee of an acquiring person or of any affiliate or associate of such acquiring person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.


                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company maintains normal banking relations on customary terms with Manufacturer's Bank & Trust Company, Forest City and Crystal Lake, Iowa. Manufacturer's Bank & Trust Company is a wholly owned subsidiary of MBT Corp. Mr. John V. Hanson owns approximately 33 1/3 percent of record and beneficially of MBT Corp.'s outstanding stock. Mr. John V. Hanson is also a director of the Bank and MBT Corp. In addition, Mary Jo Boman, the wife of Gerald E. Boman, owns approximately 33 1/3 percent of record and beneficially of MBT Corp.'s outstanding stock and is a director of the Bank and MBT Corp.

     In April 2002, pursuant to an authorization of the Board of Directors, the Company repurchased 2,100,000 shares of common stock from Hanson Capital Partners, LLC ("HCP"). HCP is a Delaware limited liability company whose members are the Luise V. Hanson Qualified Terminable Interest Property Marital Deduction Trust (the "QTIP TRUST"), which has a 34.9 percent membership interest in

HCP, and the Luise V. Hanson Revocable Trust, dated September 22, 1984 (the "REVOCABLE TRUST"), which has a 65.1 percent membership interest in HCP. John
V. Hanson, a director of the Company, Mary Jo Boman, the wife of Gerald E. Boman, a director of the company, Paul D. Hanson and Bessemer Trust Company, N.A. act as co-trustees under the QTIP Trust. Mrs. Luise V. Hanson is trustee of the Revocable Trust. Mrs. Hanson is also a controlling person of the Company. Mrs. Hanson is the mother of John V. Hanson, Mary Jo Boman and Paul D. Hanson and the mother-in-law of Gerald E. Boman. The shares were repurchased for an aggregate purchase price of $77,700,000 ($37 per share), plus interest in the amount of $245,765. On the date of the share repurchase the high and low prices of the Company's common stock on the New York Stock Exchange were $43.70 and $42.35, respectively. The Company utilized its cash on hand and cash becoming available from maturing fixed income securities to pay the purchase price of the stock in three installments, with interest at the rate of 4% per annum on the outstanding balance.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock (collectively "REPORTING PERSONS") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Reporting Persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 2002, all the Reporting Persons complied with all applicable filing requirements.


                           2004 SHAREHOLDER PROPOSALS

     If a shareholder intends to present a proposal at the Company's January 2004 Annual Meeting of Shareholders and desires that the proposal be included in the Company's proxy statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company's principal executive offices no later than July 31, 2003.

     The Company's bylaws require that in order to nominate persons to the Company's Board of Directors, a shareholder must provide advance written notice to the secretary of the Company, which notice must be delivered to or mailed and received at the Company's principal executive offices not less than 90 days nor more than 120 days before the anniversary of the preceding year's annual meeting of shareholders. The Company's bylaws also require that in order to present a proposal for action by shareholders at an annual meeting of shareholders, a shareholder must provide advance written notice to the secretary of the Company, which notice must contain detailed information specified in the Company's bylaws. This notice must be delivered to or mailed and received at the Company's principal executive offices not less than 90 days nor more than 120 days before the anniversary of the preceding year's annual meeting of shareholders. As to any proposal that a shareholder intends to present to shareholders without inclusion in the Company's proxy statement for the Company's January 2004 Annual Meeting of Shareholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.


                                     GENERAL

     Deloitte & Touche LLP has been selected as the Company's accountants for the current fiscal year upon the recommendation of the Audit Committee. Deloitte & Touche LLP have been the Company's accountants for 17 years. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The cost of this proxy solicitation will be borne by the Company. Solicitation will be made primarily through the use of the mail, but officers, directors or regular employees of the Company may solicit proxies personally or by telephone or telegraph without additional remuneration for such activity. In addition, the Company will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

     A copy of the Company's Annual Report for the fiscal year ended August 31, 2002, which includes audited financial statements, has accompanied this proxy statement. The financial statements contained therein are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated in this Proxy Statement by reference.

     As of the date of this Proxy Statement, management knows of no other matters to be brought before the Annual Meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.


                       By Order of the Board of Directors


                              /s/ RAYMOND M. BEEBE
                              --------------------



                               RAYMOND M. BEEBE
                                    SECRETARY

November 25, 2002

                      (This page left blank intentionally)

                                                                     APPENDIX A



                           WINNEBAGO INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER


PURPOSE:
     The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The Audit Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the Company. In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain external auditors, outside counsel or other experts for this purpose. The Audit Committee shall review this Charter annually and recommend any proposed changes to the Board for approval.


AUDIT COMMITTEE COMPOSITION AND MEETINGS:
     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence requirements of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Each member of the Audit Committee shall be financially literate, as determined by the Board. The Chair of the Audit Committee shall have accounting or related financial management expertise within the meaning of rules of the Securities and Exchange Commission and the New York Stock Exchange. Audit Committee members shall not simultaneously serve on the audit committees of more than three public companies. Directors' fees (including fees for attendance at meetings of committees of the Board) are the only compensation that an Audit Committee member may receive from the Company.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may, subject to the provisions of the preceding paragraph, designate a Chair by majority vote of the Audit Committee membership.

     The Audit Committee shall meet at least four times annually (in the absence of unusual circumstances), or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Audit Committee shall report its activities to the Board of Directors on a regular basis and make such recommendations as the Audit Committee may deem necessary or appropriate.


AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES:
     The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall have the sole authority to appoint or replace the independent auditor that audits the financial statements of the Company. The Audit Committee shall have the ultimate authority and responsibility to evaluate the performance of the independent auditor and, where appropriate, replace the independent auditor. In the process, the Audit Committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent auditors full access to the Audit Committee (and the Board) to report on any and all appropriate matters.

     Review the independent auditor's audit plan -- discuss scope, staffing, budget, locations, reliance upon management, and internal audit and general audit approach. Approve the fees and other significant compensation to be paid to the independent auditors as well as approve all non-audit engagements with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee.

     Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Advise management and the external auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices; and obtain from the external auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934, as amended.

     Review reports from the independent auditor on (i) the Company's critical accounting policies and practices, (ii) all alternative treatments of financial information permitted under GAAP that have been discussed with management, the ramifications of the use of such treatments and the treatment preferred by the independent auditor, and (iii) all other material written communications between the auditing firm and management.

     Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61.

     In consultation with the management and the independent auditors, consider the adequacy and effectiveness of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses. The review shall include the resolution of any significant problems and material disputes between management and the independent auditors and a discussion with the independent auditors out of management's presence of the quality of the Company's accounting principles as applied in its financial reporting, the clarity of the Company's financial disclosures and a discussion of other significant decisions made by management in preparing the financial disclosure and reviewed by the independent auditors.

     Obtain and review disclosures made by the Company's principal executive officer and principal financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

     Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     Meet at least annually with the Chief Financial Officer and the independent auditors in separate executive sessions.

     Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, take appropriate action to satisfy itself of the independence of the auditor.

     Review Company's policies and practices related to compliance with the law, Code of Ethical Conduct, and conflicts of interest, to be satisfied that such policies are adequate and adhered to by the Company and its executive officers and directors.

     Maintain and review annually procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and

(b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, the Audit Committee's function is one of oversight. The Company's management is responsible for preparing the Company's financial statements and, along with the internal auditors, for developing and maintaining systems of internal accounting and financial controls, while the independent auditor will assist the Audit Committee and the Board in fulfilling their responsibilities for their review of these financial statements and internal controls. The Audit Committee expects the independent auditor to call to their attention any accounting, auditing, internal accounting control, regulatory or other related matters that they believe warrant consideration or action. The Audit Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee does not provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certification as to the independent auditor's work.

                          [LOGO] WINNEBAGO INDUSTRIES


                         ANNUAL MEETING OF SHAREHOLDERS

           TUESDAY, JANUARY 14, 2003  7:30 P.M. CENTRAL STANDARD TIME

              FRIENDSHIP HALL, HIGHWAY 69 SOUTH, FOREST CITY, IOWA
DIRECTIONS:

1) FROM I-35
    o Take exit number 203, IA-9 West towards Forest City
    o At Forest City, turn South (left) on US-69 at the junction of IA-9 and
      US-69
    o Take US-69 South 1.4 miles to the entrance of the Winnebago Industries Activity Complex
    o Turn East (left) and enter the Winnebago Industries Activity Complex, continuing for approximately one mile to Friendship Hall

2) FROM I-80
    o Take exit number 123B, I-80 East/I-35 North towards Chicago/ Minneapolis
    o Take exit number 137B, I-35 North towards Minneapolis
    o Take exit number 203, IA-9 West towards Forest City
    o At Forest City, turn South (left) on US-69 at the junction of IA-9 and
      US-69
    o Take US-69 South 1.4 miles to the entrance of the Winnebago Industries Activity Complex
    o Turn East (left) and enter the Winnebago Industries Activity Complex, continuing for approximately one mile to Friendship Hall

3) FROM I-90
    o Take exit number 137A, I-35 South towards Des Moines
    o Take exit number 203, IA-9 West towards Forest City
    o At Forest City, turn South (left) on US-69 at the junction of IA-9 and
      US-69
    o Take US-69 South 1.4 miles to the entrance of the Winnebago Industries Activity Complex
    o Turn East (left) and enter the Winnebago Industries Activity Complex, continuing for approximately one mile to Friendship Hall

                                     [MAP]


--------------------------------------------------------------------------------

WINNEBAGO INDUSTRIES, INC.
  FOREST CITY, IOWA                                                       PROXY
--------------------------------------------------------------------------------
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING ON JANUARY 14, 2003.


The undersigned hereby appoints Gerald E. Boman and Bruce D. Hertzke, or either one of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Winnebago Industries, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held at Friendship Hall, Highway 69 South, Forest City, Iowa on the 14th day of January, 2003, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof.




          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE.)

                               PLEASE DETACH HERE





             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of directors:

      01 John V. Hanson   [ ] Vote FOR all nominees        [ ] Vote WITHHELD
      02 Bruce D. Hertzke     listed at left (except as        from all nominees
      03 Gerald C. Kitch      marked to the contrary below)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                           -------------------------------------
                                           |                                   |
                                           -------------------------------------

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1; AND (II) IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


Address Change? Mark Box   [ ]
Indicate changes below:
                                          Date _________________________________
                                          Signature(s) in Box
                                          Please sign exactly as name appears
                                          hereon. When shares are held by joint
                                          tenants, both should sign. When
                                          signing as administrator, attorney,
                                          executor, guardian or trustee, please
                                          give full title as such. If a
                                          corporation, authorized officer please
                                          sign full corporate name and indicate
                                          office held.